Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237772
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 30, 2020)

700 Shares of Preferred Stock
Warrants to Purchase up to 10,000,000 Shares of Common Stock
Placement Agent Warrants to Purchase up to 750,000 Shares of Common Stock
(and 20,750,000 shares of Common Stock issuable upon the conversion of such Preferred Stock and exercise of such Warrants and Placement Agent Warrants)

We are offering an aggregate of 700 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share and stated value of $1,000 per share (“Preferred Stock”) and warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase 10,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) to an institutional investor pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement, dated March 30, 2022, by and between us and the investor signatory thereto (the “Securities Purchase Agreement”). The Preferred Stock is convertible into an aggregate of 10,000,000 shares of Common Stock at an initial conversion price of $0.07 per share. Each Warrant will have an exercise price of $0.10 per share, will become exercisable on or after the date of stockholder approval for an increase in the Company’s authorized shares of Common Stock, or the Initial Exercise Date, and will expire three years after such Initial Exercise Date. We are also registering an aggregate of up to 20,000,000 shares of our Common Stock issuable upon the conversion of the Preferred Stock or exercise of the Warrants.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the Placement Agent the fees set forth in the table below. We will also issue warrants to purchase up to 750,000 shares of our common stock (the “Placement Agent Warrants”), to the Placement Agent, or its designees, as part of the compensation payable to the Placement Agent which are exercisable for $0.0875 per share and become exercisable at any time after stockholder approval; and will expire three years following the initial exercise date but in no event later than March 31, 2027 (the shares of common stock issuable upon exercise of the placement agent warrants are also being registered hereby). The Placement Agent is not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

Our Common Stock is quoted on the OTC:QB under the symbol “CVSI.” On March 23, 2022, the closing price of our Common Stock was $0.12 per share. There is no established public trading market for the Preferred Stock and the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preferred Stock and the Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Preferred Stock and the Warrants will be limited.

Investing in our securities involves a high degree of risk, including that the trading price of our Common Stock has been subject to volatility. Please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus.

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	Per Preferred Share and Warrant	Total
Series A Preferred Stock Public Offering Price	$1,000.00	$700,000
Placement Agent Fees (1)	$75.00	$52,500
Proceeds to us, before expenses (2)	$925.00	$647,500

(1)	We have agreed to pay the Placement Agent an aggregate cash placement fee equal to 7.5% of the gross proceeds, a cash management fee of 1.0% of the gross proceeds raised in this offering, and up to $35,000 for fees and expenses of legal counsel and other reasonable and customary out-of-pocket expenses. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 31, 2022, subject to the satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 31, 2022.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated March 31, 2022, are part of a registration statement on Form S-3 (File No. 333-237772) that we filed on April 21, 2020 with the Securities and Exchange Commission (the “SEC”) and that was declared effective on April 30, 2020, utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell from time to time in one or more offerings up to an aggregate of $100,000,000 in our securities described in the accompanying prospectus.
This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
As used in this prospectus supplement, the terms “we”, “us”, “our”, “Company”, “CVSI” and “CV Sciences” refer to CV Sciences, Inc., a Delaware corporation.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. We use our trademarks, including CV Sciences and PlusCBD™, in this prospectus supplement. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.
The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including
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information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, without limitation:
•the evolving and highly competitive markets in which we operate;
•industry trends in the markets in which we compete, including the demand for and marketability of our products;
•our ability to raise additional capital to finance our activities;
•the future trading of our common stock; our ability to operate as a public company;
•our ability to protect our proprietary information;
•the evolution of legal and regulatory developments in the United States and foreign countries impacting the industries in which we operate;
•general economic and business conditions;
•the volatility of our operating results and financial condition;
•our ability to attract or retain qualified senior management personnel;
•our anticipated use of proceeds from this offering; and
•other risks detailed from time to time in our filings with the SEC, or otherwise.
In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our filings with the Securities and Exchange Commission, or SEC. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.
You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities in this offering, you should carefully consider the risk factors discussed or incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all the information that you should consider before investing in the securities offered by this prospectus supplement. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as the financial statements and the other information incorporated by reference herein and the information in any free writing prospectus that we may authorize for use in connection with this offering before making an investment decision.
Overview
We operate two distinct business segments: a consumer product division focused on manufacturing, marketing and selling hemp-based cannabidiol (“CBD”) products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics utilizing CBD. As of December 31, 2021, the Company’s PlusCBD™ products were sold at more than 8,400 retail locations throughout the United States, and it is one of the top-selling brands of hemp-derived CBD in the natural product retail market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. Our state-of-the-art facility follows all guidelines for Good Manufacturing Practices (GMP) and our hemp extracts are processed, produced and tested throughout the manufacturing process to confirm the cannabinoid content meets strict company standards. With a commitment to science, PlusCBD™ benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ Oil was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status.
Current Operations
Consumer Products
We manufacture, market and sell consumer products containing hemp-based CBD under our PlusCBD™ brand in a range of market sectors including nutraceutical, beauty care and specialty foods. As of December 31, 2021, we manufactured and distributed more than 50 products and we expect to continue to add new products to our PlusCBD™ portfolio to enhance our line of CBD and hemp-based consumer products. We also expect to develop and launch new brands to more effectively market and sell certain products. Hemp-based CBD is one of more than 100 cannabinoids found in hemp, and is non-psychoactive. Our U.S.-based operations oversee our raw material supply chain, raw material processing, product development and manufacturing, and sales and marketing. We intend to continue to scale operations to accommodate market conditions.

Specialty Pharmaceuticals
Our specialty pharmaceutical segment is developing cannabinoids to treat medical indications. Cannabinoids are compounds derived from the Cannabis sativa plant, which contain two primary cannabinoids, CBD and tetrahydrocannabinol (“THC”). Clinical and preclinical data suggest that CBD has promising results in treating a range of medical indications. On January 4, 2016, we acquired drug development assets in the acquisition of CanX, Inc., a Florida-based specialty pharmaceutical corporation, utilizing CBD as the active pharmaceutical ingredient.
Our first patent-pending product candidate, CVSI-007, combines CBD and nicotine in treatment of smokeless tobacco use and addiction. There are currently no drugs approved by the U.S. Food & Drug Administration for treatment of smokeless tobacco use and addiction. We believe this product candidate may provide treatment options for this significant unmet medical need. CVSI-007 is based on proprietary formulations, processes and technology. In May 2016, we filed a patent application (Application No. 15/426,617, the "617 Patent") for these formulations and processes with the U.S. Patent and Trademark Office (“USPTO”). On May 19, 2020, the USPTO issued a patent pertaining to CVSI-007.
Annual Meeting of Stockholders
Promptly after the closing of this offering, the Company will call an annual meeting of its stockholders (the “Annual Meeting”), to consider the following two proposed amendments to the Company’s Certificate of Incorporation, as amended (the “Charter”), in addition to other traditional Annual Meeting voting matters:

•stockholder approval of an amendment to the Charter to increase the authorized number of shares of capital from 200,000,000 shares to 800,000,000, and the authorized number of shares of Common Stock from 190,000,000 shares to 790,000,000 shares; and

•stockholder approval of an amendment to the Charter to effect, at the discretion of the Company's Board of Directors, a reverse stock split of all outstanding shares of the Company's common stock, par value $0.0001 per share, at a ratio of not less than 1-for-10 and not greater than 1-for-400, such ratio to be determined by the Company's Board of Directors at any time before May 30, 2025, without further approval or authorization of our stockholders.

The Shares of Preferred Stock purchased in this offering will be outstanding and entitled vote at the Annual Meeting, and will be entitled to 170,000 votes for each share of Preferred Stock outstanding as of the record date for the Annual Meeting. The votes of the holders of the Preferred Stock will be counted with the shares of Common Stock as a class on the proposed Charter amendments.

The votes will be counted as follows:

•The approval of the amendment to the Charter to increase the authorized number of shares of capital from 200,000,000 shares to 800,000,000, and the authorized number of shares of Common Stock from 190,000,000 shares to 790,000,000 shares requires the affirmative vote of at least a majority of the of the outstanding shares of the capital stock of the Company. The holders of Common Stock have the right to cast one (1) vote per share of Common Stock on this proposal, and the holders of Preferred Stock have the right to cast 170,000 votes per share of Preferred Stock on this proposal.

•The approval of an amendment to the Charter to effect, at the discretion of the Company's Board of Directors, a reverse stock split of all outstanding shares of the Company's common stock, par value $0.0001 per share, at a ratio of not less than 1-for-10 and not greater than 1-for-400, such ratio to be determined by the Company's Board of Directors at any time before May 30, 2025, without further approval or authorization of our stockholders, requires the affirmative vote of at least a majority of the of the outstanding shares of the capital stock of the Company. The holders of Common Stock have the right to cast one (1) vote per share of Common Stock on this proposal, and the holders of Preferred Stock have the right to cast 170,000 votes per share of Preferred Stock on this proposal.

Corporate Information
Our principal corporate offices are located at 10070 Barnes Canyon Road, San Diego, CA 92121, and our telephone number is (866) 290-2157. We maintain a website that contains information about us at www.cvsciences.com. The information included on our website is not, and should not be considered, a part of this prospectus or any accompanying prospectus supplement.

THE OFFERING

Preferred Stock offered by us	700 shares of Preferred Stock convertible into an aggregate of 10,000,000 shares of Common Stock issuable upon conversion of the Preferred Stock at an initial conversion price of $0.07 per share.
Warrants offered by us
We are offering Warrants to purchase up to 10,000,000 shares of Common Stock. Each Warrant will have an exercise price of $0.10 per share, will become exercisable on or after the date of stockholder approval for an increase in the Company’s authorized shares of Common Stock, or the Initial Exercise Date, and will expire three years after such Initial Exercise Date.

Placement Agent Warrants
Placement agent warrants to purchase up to 750,000 shares of common stock issued to our placement agent (or its designees) as part of the compensation payable to our placement agent in connection with this offering. Each placement agent warrant has an exercise price of $0.0875 per share (representing 125% of the conversion price per share of preferred stock), and will become exercisable on or after the date of stockholder approval for an increase in the Company’s authorized shares of Common Stock, or the Initial Exercise Date, and will expire three years after such Initial Exercise Date but in no event later than March 31, 2027.

Common stock to be outstanding after this offering (1)	132,040,186 shares of Common Stock (assuming the issuance of all of the shares of Common Stock upon the conversion of the Preferred Stock, but not assuming the exercise of the Warrants)
Use of proceeds
We intend to use the net proceeds from the sale of such securities for working capital and general corporate purposes. We are restricted from using the proceeds from the sale of the securities for satisfaction of indebtedness of the Company (except for a note holder's existing optional redemption of an outstanding convertible promissory note) or any of its subsidiaries, the redemption or repurchase of any securities of the Company or its subsidiaries, or the settlement of any outstanding litigation. Please see the section entitled “Use of Proceeds” in this prospectus supplement.

Risk factors
Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement and under the similar heading in the accompanying prospectus and the other information included or incorporated by reference herein or therein.

Trading Market; No Listing of Preferred Stock or Warrants
Our common stock is traded on the OTC:QB marketplace maintained by OTC Markets Group, Inc. (the “OTC”), under the symbol “CVSI.” There is no established public trading market for the Preferred Stock and the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preferred Stock and the Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Preferred Stock and the Warrants will be limited.

(1) Based on 122,040,186 shares of common stock outstanding as of March 29, 2022

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing our securities. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to This Offering

We do not have a sufficient number of shares of authorized but unissued shares of Common Stock to offer such shares in this offering.

We are making an offer to sell shares of our Preferred Stock, and the accompanying Warrants because we do not currently have sufficient authorized but unissued shares of Common Stock to issue in this offering. The Preferred Stock has “supermajority” voting rights in that the holders of Preferred Stock will be able to vote the shares of Preferred Stock with the Common Stock, as a single class, at the Annual Meeting. Each share of Preferred Stock will entitle the holder to cast 170,000 votes per share of Preferred Stock at the Annual Meeting. We needed to offer this Preferred Stock with supermajority voting rights because, to date, we have not been able to obtain the necessary vote of stockholders to approve the needed amendments to our Charter, despite years of attempted votes, lengthy annual meeting solicitation processes and expenses associated with the use of a proxy solicitor. The issuance of shares of Preferred Stock with supermajority voting rights could be viewed negatively by our Common Stock holders and make it more difficult for us to successfully amend our Charter to increase the number of authorized shares of Common Stock.

We cannot be certain that, even with the supermajority voting rights of the Preferred Stock, that the stockholders will approve the Charter amendment proposals at the Annual Meeting. Under the Securities Purchase Agreement, we must continue to call and hold special meetings of our stockholders until the Charter amendment to increase the authorized capital is approved. Special meetings are expensive and time consuming, and the need to hold multiple meetings may distract management’s attention to our business. If the Charter amendments are not approved, this could have a material adverse impact on the Company’s capital raising alternatives and financial condition.

If you purchase Preferred Stock and Warrants sold in this offering, you will not be able to exercise the Warrants to Common Stock until after the proposal to amend the Charter to increase the authorized shares of Common Stock is approved by the requisite vote of the stockholders.

The primary purpose of this offering is to issue Preferred Stock with supermajority voting rights in order to successfully obtain stockholder approval of the proposed amendment to the Charter to increase the authorized shares of Common Stock and to provide discretion to the Board of Directors to implement a reverse stock split. If the Preferred Stock remains outstanding for any prolonged period of time, a negative impact on the trading of our Common Stock could occur, including a reduction in the market price of our Common Stock.

The Preferred Stock and Warrants are not listed for trading on any exchange, so the ability to trade the shares of Preferred Stock and Warrants is limited.

There is no established public trading market for the Preferred Stock and Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preferred Stock or Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Preferred Stock and Warrants will be limited.

The market price for our common stock is particularly volatile given our small and thinly traded public float, which could lead to wide fluctuations in our share price. You may be unable to sell any common stock that you hold upon conversion at or above your conversion price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, thinly traded. The price for our shares could, for example, decline precipitously in the event that a large number of our common stock is sold on the market without commensurate demand. Secondly, an investment in our securities is a speculative or “risky” investment due to our lack of significant profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate a “penny stock” that restricts transactions involving stock which is deemed to be a penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or traded on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock are a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to any “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

You should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•variations in our revenues and operating expenses;

•actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•market conditions in our industry, the industries of our customers and the economy as a whole;

•actual or expected changes in our growth rates or our competitors’ growth rates;

•developments in the financial markets and worldwide or regional economies;

•Global economic disruptions such as the current coronavirus (COVID-19) pandemic;

•announcements of innovations or new products or services by us or our competitors;

•announcements by the government relating to regulations that govern our industry;

•sales of our common stock or other securities by us or in the open market; and

•changes in the market valuations of other comparable companies.

In addition, if the market for consumer CBD products or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

In making your investment decision, you should understand that we have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus supplement before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

We do not anticipate paying dividends on our common stock in the foreseeable future; you should not buy our securities if you expect dividends.

The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

You may experience additional dilution in the future.

We may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution to our stockholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business.

Exercise of options may have a dilutive effect on your percentage ownership of common stock upon conversion of the Preferred Stock or the Exercise of the Warrants and may result in dilution and an increase in the number of shares of common stock eligible for future resale in the public market, which may negatively impact the trading price of our shares of common stock.

The exercise of some or all of our outstanding convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.

As of September 30, 2021, we have options to purchase 39,141,000 shares of our common stock outstanding and exercisable at an average price of $0.47 per share.

In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of common stock eligible for resale in the public market. Sales of substantial numbers of such shares of common stock in the public market could adversely affect the market price of our shares of common stock. Substantial dilution and/or a substantial increase in the number of shares of common stock available for future resale may negatively impact the trading price of our shares of common stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the common stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

The ongoing coronavirus (COVID-19) pandemic has caused global economic disruption, which may cause our common stock to drop and make it difficult for you to sell the common stock you hold.

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported in Wuhan, China. The COVID-19 pandemic, as it was declared by the World Health Organization, has continued to spread and has already caused severe global disruptions. The extent of COVID-19’s effect on our market performance and stock price will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. If an active and liquid trading market does not develop or if developed cannot be sustained, you may have difficulty selling any of our common stock that you hold. The market price of our common stock may decline below the conversion price, and you may not be able to sell your shares of our common stock at or above the price you paid, or at all.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $605,000 upon the completion of this offering. We will have broad discretion in the use of the net proceeds from the sale of the securities offered under this prospectus supplement. We intend to use the net proceeds from the sale of such securities for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.
The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.
Additionally, the Company entered into that certain Senior Convertible Note Due 2022 with an institutional investor dated as of November 17, 2021 (the “Note”) and a second tranche on March 25, 2022 (the “Additional Note”). The Notes include a subsequent placement optional redemption right of the holder which provides that if the Company consummates a subsequent public or private offering of securities of the Company, including, without limitation, any equity security or any equity-linked or related security, any convertible securities, any debt, any preferred stock or any purchase rights (each referred to herein as a subsequent placement), the investor may require the Company to use up to 20% of the gross proceeds of such subsequent placement (less any reasonable placement agent, underwriter and/or legal fees and expenses) to redeem in cash all, or any portion, of the Notes, at a 5% redemption premium. The current balance of the Notes is approximately $1,290,000, a portion of which would be re-paid along with the redemption premium in the event such investor exercised this right.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. Our Board of Directors has sole discretion to declare dividends. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2021:
•on an actual basis; and
•on an as adjusted basis giving effect to the issuance and sale of 700 shares of Preferred Stock in this offering at the offering price of $1,000 per share and 10,000,000 shares of Common Stock underlying the Warrants sold in this offering, before deducting placement agent’s compensation and other estimated offering expenses payable by us.

You should read this table along with our unaudited consolidated financial statements and related notes for the nine months ended September 30, 2021 as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	September 30, 2021 (Unaudited)	Pro Forma Adjustments	Pro Forma (unaudited)

Cash, cash equivalents, and restricted cash	$1,660,000	$700,000	$2,360,000
Other assets	21,950,000		21,950,000
Total Assets	23,610,000	700,000	24,310,000
Current Liabilities	12,311,000		12,311,000
Long Term Liabilities (and non-current Operating Lease liabilities)	157,000		157,000
Total Liabilities	12,468,000		12,468,000

Stockholder Equity	11,142,000	700,000	11,842,000

Total liabilities and stockholders’ equity	$23,610,000	$700,000	$24,310,000
The number of shares of Common Stock outstanding is 109,946,000 as of September 30, 2021, and excludes:

•39,141,000 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $0.47 per share;

•350,000 stock options with a weighted average exercise price of $0.23 per share granted since September 30, 2021;

•13,856,288 stock options with weighted average exercise price of $0.47 per share cancelled since September 30, 2021;

•5,753,515 shares of c common stock available for future grant under our Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”);

•741,816 shares of common stock issued to Tumim Stone Capital, LLC since September 30, 2021 under a securities purchase agreement, which was subsequently terminated on November 15, 2021;

•7,855,998 shares of common stock issued based on conversions of convertible note holder since September 30, 2021 since September 30, 2021;

•2,300,000 shares of common stock which may be issuable upon the exercise of the outstanding Convertible Promissory Notes as of October 29, 2021, based on an estimated conversion price of $0.10 (first Tranche);

•20,000,000 shares of common stock reserved for the issuance upon the exercise of the outstanding Convertible Promissory Notes (second Tranche); and

•3,496,404 shares issued to Procopio for services since September 30, 2021.

Unless otherwise stated, all information in this prospectus supplement assumes no exercise of outstanding stock options and no exercise of outstanding convertible notes.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Series A Convertible Preferred Stock
The Company is offering up to 700 shares of its Series A Convertible Preferred Stock in this offering, with a stated value of $1,000 per share. The following are the principal terms of the Preferred Stock:
Dividends

The holders of Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid.
Voting Rights

The Preferred Stock has no voting rights, except:
•the right to vote, with the holders of Common Stock, as a single class, with each share of Preferred Stock entitled to 170,000 votes per share, on any resolution presented to stockholders for the purpose of obtaining approval of an amendment to the Certificate to increase the authorized number of shares of capital from 200,000,000 shares to 800,000,000, and the authorized number of shares of Common Stock from 190,000,000 shares to 790,000,000 shares;

•the right to vote, with the holders of Common Stock, as a single class, with each share of Preferred Stock entitled to 170,000 votes per share, on any resolution presented to stockholders for the purpose of obtaining approval of an amendment to the Certificate to effect, at the discretion of the Company's Board of Directors, a reverse stock split of all outstanding shares of the Company's common stock, par value $0.0001 per share, at a ratio of not less than 1-for-10 and not greater than 1-for-400, such ratio to be determined by the Company's Board of Directors at any time before May 30, 2025, without further approval or authorization of our stockholders; and

•otherwise, as long as any shares of Preferred Stock are outstanding, the holders of the Preferred Stock will be entitled to approve, by a majority vote of the then outstanding shares of Preferred Stock if the Company seeks to (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation governing the Preferred Stock, (b) amend its Certificate or other charter documents in any manner that adversely affects any rights of the holders of the Preferred Stock, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, (a “Liquidation”), the then holders of the Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.
Conversion

The Preferred Stock is convertible into Common Stock, which converted shares of Common Stock are referred to as the Conversion Shares in this prospectus supplement. The conversion rate, subject to adjustment as set forth in the Certificate of Designation, is determined by dividing the stated value of the Preferred Stock by $0.07 (the “Conversion Price”). The Conversion Price can be adjusted as set forth in the Certificate of Designation for stock dividends and stock splits or the occurrence of a fundamental transaction (as defined below). Upon conversion the shares of Preferred Stock shall resume the status of authorized but unissued shares of preferred stock of the Company.
Optional Conversion

The Preferred Stock can be converted at the option of the Holder at any time and from time to time.
Beneficial Ownership Limitation

The Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 4.99% or 9.99% at the election of the holder of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.
Warrants
The Company is also offering Warrants to purchase an aggregate of 10,000,000 shares of our Common Stock.
Each Warrant issued in this offering represents the right to purchase up to one share of Common Stock at an initial exercise price of $0.10 per share. Each Warrant may be exercised, in cash on or after the date of stockholder approval for an increase in the Company’s authorized shares of common stock and from time to time thereafter through and including the third anniversary of the initial exercise date.
The Warrants will be exercisable in whole or in part by delivering to the Company a completed instruction form for exercise and complying with the requirements for exercise set forth in the Warrant. The Warrant may be exercised in whole or in part by delivering a warrant exercise form to us and complying with the requirements for exercise under the terms of the Warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant.
No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.
Failure to Timely Deliver Shares

If we fail to deliver to the holder a certificate representing shares issuable upon exercise of a Warrant or to credit the holder’s balance account with Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon the holder’s exercise of the Warrant, in each case, by the delivery date set forth in the Warrant, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the warrant shares which the holder anticipated receiving upon such exercise, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that we were required to deliver to the holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the applicable warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our exercise and delivery obligations. In addition, if we fail to deliver to the holder any Common Stock pursuant to a validly-exercised Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day for each $1,000 of the shares of Common Stock exercised but not delivered (and rising to $20 per trading day beginning the third trading day after the warrant share delivery date) until such time the shares of Common Stock are delivered or the holder rescinds such exercise.
Exercise Limitation

In general, a holder will not have the right to exercise any portion of a Warrant if the holder (together with its Attribution Parties (as defined in the Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.
Adjustment for Stock Splits

The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including sales of additional shares of Common Stock, stock dividends, stock splits, and combinations of our Common Stock.
Dividends or Distributions

If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of our Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Warrants, then, in each such case, the holders of the Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of Common Stock acquirable upon complete exercise of the Warrants.
Purchase Rights

If we grant, issue or sell any shares of our Common Stock or securities exercisable for, exchangeable for or convertible into our Common Stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our Common Stock, referred to as Purchase Rights, then each holder of the Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined, for the grant, issue or sale of such Purchase Rights.
Fundamental Transaction

If a Fundamental Transaction (as defined in the Warrants and described below) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the warrant itself. Additionally, upon consummation of a Fundamental Transaction pursuant to which holders of shares of our Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of our Common Stock, we will make appropriate provision to ensure that the holder will thereafter have the right to receive upon an exercise of the Warrants at any time after the consummation of the Fundamental Transaction but prior to the applicable expiration date of the Warrants, in lieu of shares of our Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, at the option of each holder (without regard to any limitation in the Warrant on the exercise of the Warrants), the number of shares of Common Stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction.
If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants, following such Fundamental Transaction. These provisions apply similarly and equally to successive Fundamental Transactions and other corporate events described in the Warrants and will be applied without regard to any limitations on the exercise of the warrant.
In the event of a Fundamental Transaction, at the request of the holder, we or the successor entity shall purchase the unexercised portion of the Warrants from the holder by paying to the holder, on or prior to the second trading day after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black-Scholes Value (as defined below) of the remaining unexercised portion of the Warrants on the date of such Fundamental Transaction.
Subsequent Equity Sales; Anti-Dilution Protection; Price Resets upon Reverse Stock Split and Uplist

In addition, in the event of the implementation of the reverse split and in connection with an uplist to a national exchange, the holder of the Warrants will be able to reset its strike price based on the average of the five (5) VWAPs immediately prior to the date of each triggering event, the Warrants have anti-dilution protections on subsequent equity sales entitling the holder to a reset on the strike price, and the Company cannot effect a reverse stock split until the stock has traded at least $3 million in total volume following the public announcement of the execution of the Securities Purchase Agreement.

Authorized Shares

During the period the Warrants are outstanding, we will seek the Authorized Share Approval in order to reserve from our authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of 100% of the shares of Common Stock underlying the warrants upon the exercise of the warrants. Except and to the extent as necessary in connection with the Authorized Share Approval or otherwise waived or consented to by the holder, we will not take any action, including, without limitation, amending our Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of holders as set forth in the Warrant against impairment.
Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned. There is currently no trading market for the Warrants and a trading market is not expected to develop.
Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of a holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.
Amendments

Each Warrant may be amended with the written consent of the holder of such Warrant and us.
Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.
Definitions

“Black Scholes Value” means the value of the Warrants based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, and (E) a zero cost of borrow.
“Fundamental Transaction” means (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another Person, (ii) we (and all of our subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our Common Stock or any compulsory share exchange pursuant to which our Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of our Common Stock (not including any shares of Common

Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).
Placement Agent Warrants

We have also agreed to issue to the placement agent the placement agent warrants to purchase up to 750,000 shares of common stock, which represent 7.5% of the number of shares of common stock issuable upon conversion of the Preferred Stock sold in this offering. The placement agent warrants will have the same terms as the common warrants described above, except that the placement agent warrants will have an exercise price of $0.0875 per share (representing 125% of the conversion price per share of preferred stock) and a termination date no later than March 31, 2027.

PLAN OF DISTRIBUTION
Pursuant to the engagement agreement, dated February 15, 2022, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our Preferred Stock and Warrants offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the Shares of our Preferred Stock and Warrants being offered. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. We have entered into a securities purchase agreement directly with an institutional investor who has agreed to purchase the shares of Preferred Stock and Warrants in this offering. We will only sell to investors who have entered into securities purchase agreements. The placement agent may retain sub-agents and selected dealers in connection with this offering.
Delivery of the shares of Preferred Stock and Warrants offered hereby is expected to occur on or about March 31, 2022, subject to satisfaction of certain customary closing conditions.
Fees and Expenses
We have agreed to pay the placement agent an aggregate cash fee equal to 7.5% of the gross proceeds received in the offering and a management fee equal to 1.0% of the gross proceeds received in the offering. In addition, we have agreed to pay the placement agent $35,000 for accountable expenses.
We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent's cash fee of 7.5% of the gross proceeds and management fee of 1.0% of the gross proceeds, will be approximately $35,000. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $605,500.
The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the Shares of our Preferred Stock and Warrants pursuant to this prospectus supplement and the accompanying prospectus.

	Per Preferred Share and Warrant	Total
Series A Preferred Stock Public Offering Price	$1,000.00	$700,000
Placement Agent Fees (1)	$75.00	$52,500
Proceeds to us, before expenses (2)	$925.00	$647,500

Placement Agent Warrants
In addition, we have agreed to issue to the placement agent (or their designee), at the closing of this offering, warrants to purchase 750,000 shares of our common stock, equal to 7.5% of the shares common stock underlying the Preferred Stock sold in this offering, at an exercise price of $0.0875 per share (representing 125% of the conversion price of the Preferred Stock). The Placement Agent Warrants and the shares of our common stock issuable upon exercise thereof are being registered hereby.

The Placement Agent Warrants will be exercisable upon the Stockholder Approval Date, or the initial exercise date, an will expire on the third anniversary of the initial exercise date but in no event later than March 31, 2027.
Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.
Right of First Refusal

In addition, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the sole book-runner, sole manager, sole placement agent, or sole agent as applicable, if we or our subsidiaries sell or acquire a business, finance any indebtedness using an agent, or raise capital through a public or private offering of equity or debt securities at any time prior to the 18-month anniversary of the consummation of this offering.
Fee Tail

We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in the offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement with the placement agent.
Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.
Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our Shares of Preferred Stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.
Trading Market

Our Common Stock is quoted on the OTC:QB under the symbol “CVSI.” Our Preferred Stock and Warrants are not listed for trading on any market.
Transfer Agent and Registrar

The current transfer agent and registrar for our common stock is Issuer Direct Corporation.

LEGAL MATTERS
Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, has acted as our Company’s legal counsel and will pass upon the validity of the securities, other than the Warrants, offered by this prospectus supplement. Procopio holds 3,496,404 shares of restricted common stock of the Company which were issued as consideration for legal services. Carter Ledyard & Milburn LLP, New York, New York, has acted as special New York counsel to our Company by providing an opinion on the validity of Warrants offered by this prospectus supplement. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the placement agent in this offering.

EXPERTS
The financial statements of CV Sciences, Inc. as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement:
•our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 19, 2021;

•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2021;

•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed with the SEC on May 13, 2021, August 16, 2021, and November 15, 2021, respectively;

•our Current Reports on Form 8-K, filed with the SEC on June 2, 2021, June 14, 2021, June 29, 2021, July 30, 2021, September 13, 2021, September 30, 2021, December 1, 2021 (amendment), December 12, 2021, March 28, 2022 and March 31, 2022; and

•the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 27, 2012 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

CV Sciences, Inc.
Attention: Corporate Secretary
10070 Barnes Canyon Road
San Diego, CA 92121
(866) 290-2157

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves risks. See the “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
Our common stock is traded on the OTC:QB marketplace maintained by OTC Markets Group, Inc. (the “OTC”), under the symbol “CVSI.” On April 15, 2020, the last reported sale price of our common stock on the OTC was $0.605 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 21, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “CV Sciences,” “CVSI,” “we,” “our,” “us” and the “company” in this prospectus, we mean CV Sciences, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We use our trademarks, including CV Sciences and PlusCBD™, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.cvsciences.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2020;
•our Current Reports on Form 8-K, filed with the SEC on March 16, 2020, March 25, 2020, and April 21, 2020; and
•the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 27, 2012 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
CV Sciences, Inc.
Attention: Corporate Secretary
10070 Barnes Canyon Road
San Diego, CA 92121
(866) 290-2157

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We operate two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based cannabidiol (“CBD”) products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics utilizing CBD. As of December 31, 2019, the Company’s PlusCBD™ Oil products were sold at more than 5,500 retail locations throughout the United States, and it was the top-selling brand of hemp-derived CBD in the natural product retail market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. Our state-of-the-art facility follows all guidelines for Good Manufacturing Practices (GMP) and our hemp extracts are processed, produced and tested throughout the manufacturing process to confirm the cannabinoid content meets strict company standards. With a commitment to science, PlusCBD™ Oil’s benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ Oil was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status.

Our principal corporate offices are located at 10070 Barnes Canyon Road, San Diego, CA 92121, and our telephone number is (866) 290-2157. We maintain a website that contains information about us at www.cvsciences.com. The information included on our website is not, and should not be considered, a part of this prospectus or any accompanying prospectus supplement.

Current Operations

Consumer Products

We manufacture, market and sell consumer products containing hemp-based CBD under our PlusCBD™ brand in a range of market sectors including nutraceutical, beauty care and specialty foods. As of December 31, 2019, we manufactured and distributed more than 50 products and we expect to continue to add new products to our PlusCBD™ portfolio to enhance our line of CBD and hemp-based consumer products. We also expect to develop and launch new brands to more effectively market and sell certain products. Hemp-based CBD is one of more than 100 cannabinoids found in hemp, and is non-psychoactive. Our U.S.-based operations oversee our raw material supply chain, raw material processing, product development and manufacturing, and sales and marketing. We intend to continue to scale operations to accommodate market conditions.

Specialty Pharmaceuticals

Our specialty pharmaceutical segment is developing cannabinoids to treat medical indications. Cannabinoids are compounds derived from the Cannabis sativa plant, which contain two primary cannabinoids, CBD and tetrahydrocannabinol (“THC”). Clinical and preclinical data suggest that CBD has promising results in treating a range of medical indications. On January 4, 2016, we acquired drug development assets in the acquisition of CanX, Inc., a Florida-based specialty pharmaceutical corporation, utilizing CBD as the active pharmaceutical ingredient.

Our first patent-pending product candidate, CVSI-007, combines CBD and nicotine in treatment of smokeless tobacco use and addiction. There are currently no drugs approved by the U.S. Food & Drug Administration for treatment of smokeless tobacco use and addiction. We believe this product candidate may provide treatment options for this significant unmet medical need. CVSI-007 is based on proprietary formulations, processes and technology. In May 2016, we filed a patent application (Application No. 15/426,617, the "617 Patent") for these formulations and processes with the U.S. Patent and Trademark Office (“USPTO”). On April 7, 2020, the Company received a Notice of Allowance from the USPTO for the 617 Patent. Following administrative procedures, we expect the 617 Patent to be issued by June 2020.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, without limitation, the evolving and highly competitive markets in which we operate; industry trends in the markets in which we compete, including the demand for and marketability of our products; our ability to raise additional capital to finance our activities; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; the evolution of legal and regulatory developments in the United States and foreign countries impacting the industries in which we operate; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or

“continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.
DIVIDEND POLICY

No cash dividends were paid on our common stock for the 2019 and 2018 fiscal years, and our board of directors has not considered any change in this practice, and has no intentions of considering any such change in the foreseeable future.
The payment of cash dividends in the future will be determined by our board of directors, in light of conditions then existing, including our earnings, financial requirements, and opportunities for reinvesting earnings, business conditions, and other factors. There are otherwise no restrictions on the payment of dividends.
DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of:
•190,000,000 shares of common stock, $0.0001 par value; and
•10,000,000 shares of preferred stock, $0.0001 par value.

On March 31, 2020, we filed a definitive proxy statement with the SEC with respect to our annual meeting of stockholders to be held on May 21, 2020 to solicit stockholder approval of, among other proposals, a reverse stock split at a ratio that will be determined by our board of directors of not less than 1-for-2 and not greater than 1-for-20. If the reverse stock split is approved and implemented by our board of directors, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the specific ratio determined by our board of directors. In such case, we will adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock and we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of future grants under our stock plans, in each case as more fully described in the proxy statement. The reverse stock split will not change the number of authorized shares of our common stock or preferred stock.

Common Stock
As of March 31, 2020, there were 99,851,942 shares of our common stock outstanding and held of record by 47 stockholders. Holders of our common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our common stock does not currently have cumulative voting rights, and, as such, cumulative voting for the election of directors is not currently authorized. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Our board of directors is not currently classified.
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to dividends if declared by our board of directors out of funds legally available for payment of dividends Our common stock is not subject to conversion or redemption or any sinking fund provisions and holders of common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding shares or any class of securities having preference over the common stock, are distributable ratably among the holders of common stock and any participating class of securities having preference over the common stock at that time. Each outstanding share of common stock is fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Transfer Agent and Registrar
The current transfer agent and registrar for our common stock is Issuer Direct Corporation.
Preferred Stock
We currently have no outstanding shares of preferred stock. Our board of directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 10,000,000 shares of preferred stock in one or more series, without stockholder approval. Our board of directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders.

Prior to the issuance of shares of each series, our board of directors is required by the General Corporation Law of the State of Delaware (the “DGCL”) and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including dividend rights, conversion rights, redemption privileges and liquidation preferences.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:
•the title and stated value of the preferred stock;
•the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;
•whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•the procedures for any auction and remarketing, if any, for the preferred stock;
•the provisions for a sinking fund, if any, for the preferred stock;
•the provision for redemption, if applicable, of the preferred stock;
•any listing of the preferred stock on any securities exchange;
•the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
•voting rights, if any, of the preferred stock;
•a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term equity securities does not include convertible debt securities.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:
•prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the company outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:
•any merger or consolidation involving the company and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the company involving the interested stockholder;
•any transaction that results in the issuance or transfer by the company of any stock of the corporation to the interested stockholder, subject to limited exceptions;
•any transaction involving the company that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the company.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the company and any entity or person affiliated with or controlling or controlled by such entity or person.
The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of a particular series of debt securities is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;
•if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC” or the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities” for more information.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:
•we are the surviving corporation or the successor person (if other than CV Sciences) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and
•certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any debt security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or CV Sciences and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of CV Sciences; or
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or Events of Default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a Default or Event of Default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•U.S. federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•vote, consent or receive dividends;
•receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•exercise any rights as stockholders of CV Sciences.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain U.S. federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Our common stock is currently listed on the OTC and any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
LEGAL MATTERS

Latham & Watkins LLP, San Diego, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of CV Sciences, Inc. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this Prospectus by reference from CV Sciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of CV Sciences, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which reports (1) expresses an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the adoption of a new accounting standard and (2) expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon the authority as experts in accounting and auditing.
The financial statements of CV Sciences, Inc. for the year ended December 31, 2018, incorporated by reference in this Prospectus have been audited by Tanner LLC, an independent registered public accounting firm, as stated in their report incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

      700 Shares of Preferred Stock
Warrants to Purchase up to 10,000,000 Shares of Common Stock
Placement Agent Warrants to Purchase up to 750,000 Shares of Common Stock
(and 20,750,000 shares of Common Stock issuable upon the conversion of such Preferred Stock and exercise of such Warrants and Placement Agent Warrants)

CV SCIENCES, INC.

Prospectus Supplement

 H.C. Wainwright & Co.

March 31, 2022